UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 21, 2009
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Issuance of Convertible Subordinated Debentures:

Effective August 21, 2009, the Company accepted subscription agreements pursuant to which it sold Units (the "Units") to certain of its related parties and non-related parties, each Unit consisting of an aggregate principal amount of $25,000 of its six-percent (6%) Convertible Subordinated Debentures due May 4, 2016 (the "Debentures"). The Company received gross proceeds of $500,000 from its sale of the Units.  The subscribers submitted the subscription agreements to the Company in May and June 2009, and the Company held the proceeds in restricted cash subject to stockholder approval and the Company's acceptance of the subscription agreements following stockholder approval.  The Debentures are subordinated in right of payment to the prior payment of the Company's indebtedness due to Bank of America and are expected to become subject to a subordination agreement to be entered into among the Bank, the subscribers and the Company.

The Debentures comprising a Unit are convertible into 47,170 shares (the "Debenture Shares") of the Company's common stock, par value $0.25 per share (the "Common Stock"), subject to adjustments for certain events, at an initial conversion price of $0.53 per share.  The closing bid price of the Common Stock on the NASDAQ Capital Market on the trading day immediately preceding the date of the Debentures was $0.56 per share.

In addition, the Company also issued to each subscriber of a Unit warrants (the "Warrants" and together with the Debentures, the "Securities") to purchase 47,170 shares of Common Stock.  The Warrants may be exercised in whole or in part at any time or from time to time on or before the seven year anniversary of the date hereof, unless otherwise extended.  The initial exercise price of the Warrants is $0.53.

The Securities were issued to the following:

•         10 Units - Issued to X-L Investments for an aggregate purchase price of $250,000;

•         6 Units - Issued to Five Star Investments for an aggregate purchase price of $150,000;

•         1 Unit - Issued to the Company's Director, Thomas Pauken, for an aggregate purchase price of $25,000;

•         1 Unit - Issued to Ida Pauken, spouse of the Company's Director, Thomas Pauken, for an aggregate purchase price of $25,000;

•         1 Unit - Issued to William Solemene for an aggregate purchase price of $25,000; and

•         1 Unit - Issued to Stanley F. Bedell for an aggregate purchase price of $25,000.

X-L Investments and Five Star Investments are affiliates of Mark Graber, a greater than 5% stockholder of the Company.

The Company will pay interest on the Debentures at the per annum rate of 6%, which will be paid quarterly.  The Company will make annual payments of principal beginning May 4, 2012 in the amount of one-sixteenth of the original principal amount of the Debentures, with the remaining outstanding principal balance and all accrued and unpaid interest to be paid on May 4, 2016, the maturity date of the Debentures.  The Company may prepay the Debentures, in whole or in part, upon 30 days prior notice to the holders thereof if certain conditions are satisfied.

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See our discussion in Item 1.01 with respect to the Company's issuance of the Debentures, which is incorporated herein by reference.

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ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES.

See our discussion in Item 1.01 with respect to the Company's issuance of the Debentures and the Warrants, which is incorporated herein by reference.  No underwriters were involved in the foregoing offers and sales of securities. These offers and sales were made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), set forth in Section 4(2) under the Securities Act. The offers and sales were made only to "accredited investors" as such term is defined in Regulation D under the Securities Act with whom we had previous relationships, and we did not partake in any general solicitation or advertisement. All of the foregoing securities sold in the private placement are deemed restricted securities for purposes of the Security Act.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
	Exhibit Number	Description
	10.1	Subscription Agreement, dated as of August 21, 2009, between TOR Minerals International, Inc. and Thomas Pauken
	10.1.1	Schedule identifying substantially identical agreements to Exhibit 10.1
	10.2	6% Convertible Subordinated Debenture due May 4, 2016, dated as of August 21, 2009, by TOR Minerals International, Inc. in favor of Thomas Pauken
	10.2.1	Schedule identifying substantially identical agreements to Exhibit 10.2
	10.3	Warrant, dated as of August 21, 2009, by TOR Minerals International, Inc. in favor of Thomas Pauken
	10.3.1	Schedule identifying substantially identical agreements to Exhibit 10.3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: August 26, 2009		/s/ BARBARA RUSSELL
Barbara Russell Acting Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Subscription Agreement, dated as of August 21, 2009, between TOR Minerals International, Inc. and Thomas Pauken
10.1.1	Schedule identifying substantially identical agreements to Exhibit 10.1
10.2	6% Convertible Subordinated Debenture due May 4, 2016, dated as of August 21, 2009, by TOR Minerals International, Inc. in favor of Thomas Pauken
10.2.1	Schedule identifying substantially identical agreements to Exhibit 10.2
10.3	Warrant, dated as of August 21, 2009, by TOR Minerals International, Inc. in favor of Thomas Pauken
10.3.1	Schedule identifying substantially identical agreements to Exhibit 10.3
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